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Agreement for Taking Your Brand to The World's Largest Retailer

Addendum b. (5/1/2018)

Amazon Brand Development & Launch | 150-Day Plan

February 24th, 2018

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- Agreement - Addendum b.

Agreement Inception Date: March 15th,2018 Suggested Start Date. (Phase One)

Agreement Ending Date: 150 Days after the commencement of Phase start.

Agreement to be re-visited 45 days before the end of terms. At that time, we can discuss options based on account anyalitics, options for selling direct to Amazon Whole Sale vs FBA, hand everything over to Hempd, or scale and continue services from all perspectives. (In addition, we will manage HEMPd eBay listings for the remainder of the term at no additional cost (except hard advertising dollars if you choose to advertise on eBay, 100% of the ad spend billed will be applied directly to the campaign. not any service fees to BUY DMIINC/ Good for You (dba).) We can provide additional information on how eBay advertising works in a separate file produced by eBay.

Payment Schedule:

~~First Draft TBA: $7,000 (Can be made via Credit Card Includes $1,000 One-Time Integration Fee)~~

April 15th, 2018: $6,000 (Paid via check)

May 15th, 2018: $6,000 (Paid via check)

June 15th, 2018: $6,000 (Paid via check)

July 15th, 2018: $6,000 (Paid via check)

Total of All Payments: $31,000.00

100% of all Hemp Amazon & eBay’s Sale’s Net Proceeds will be paid to Hempd, monthly.

Full Amazon sales reports, stock reports, defect chargebacks, customer return costs and detail page analytics (non-advertising) will be forwarded to Hempd on a monthly basis or as requested.

Acceptance of Terms Outlined In This Proposal

Signature of Hempd Representative: /s/ Michael R. Welch

Printed Name and Title: Michael R. Welch, CEO Date: 5/4/18

Signature of Buy DMi Inc. Representative: /s/ Matthew Sabia

Printed Name and Title: Matthew Sabia (CEO) Date: 5/1/2018

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